UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2008 (May 30, 2008)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-8038 (Commission File Number)	04-2648081 (IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas  77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 30, 2008, Key Energy Services, LLC, a Texas limited liability company and wholly-owned subsidiary of Key Energy Services, Inc., a Maryland corporation (collectively, “Key”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the shareholders of Hydra-Walk, Inc., an Oklahoma corporation (“Hydra-Walk”), pursuant to which Key acquired the issued and outstanding shares of Hydra-Walk for approximately $10 million in cash.  In addition, the Purchase Agreement provides for a performance earn-out potential of up to $2.0 million over the next two years.  Hydra-Walk, which is located in Oklahoma, provides downhole pipe handling solutions for the oil & gas service industry and operates over 80 patented pipe handling units in Oklahoma, Texas and Wyoming.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 7.01.  Regulation FD Disclosure

On June 4, 2008, the Company issued a press release announcing that it had acquired Hydra-Walk, Inc., a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.  The information contained in this Item 7.01 (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits.

10.1         Stock Purchase Agreement dated May 30, 2008, by and among Key Energy Services, LLC, and E. Kent Tolman, Nita Tolman, Ronald D. Jones and Melinda Jones.

99.1         Press release dated June 4, 2008 announcing the acquisition of Hydra-Walk, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: June 5, 2008	By:	/s/ Newton W. Wilson III
Newton W. Wilson III
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement dated May 30, 2008, by and among Key Energy Services, LLC, and E. Kent Tolman, Nita Tolman, Ronald D. Jones and Melinda Jones.

99.1	Press release dated June 4, 2008 announcing the acquisition of Hydra-Walk, Inc.